UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2023

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange
Warrants to purchase common stock expiring 2025	OUST WTA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously disclosed, on February 10, 2023 (the “Effective Date”), Ouster, Inc. (the “Company” or “Ouster”) completed its merger of equals with Velodyne Lidar, Inc. (“Velodyne”) pursuant to an Agreement and Plan of Merger between Ouster, Velodyne, Oban Merger Sub, Inc. and Oban Merger Sub II LLC (the “Mergers”). In connection with the closing of the Mergers, as of the Effective Date, the Company undertook actions to reduce operating expenses by initiating a reduction in force that is expected to impact approximately 180-200 employees and consolidating some of its facilities, including Velodyne’s facility in India (collectively, the “Restructuring Initiatives”). The Restructuring Initiatives are expected to result in a range of approximately $27.0 million - $30.0 million of aggregate charges, which we anticipate to include $12.0 million - $13.0 million of one-time cash termination benefits, $0.5 million of facility contract in India termination costs, and approximately $14.5 million - $16.5 million of non-cash stock-based compensation charge related to the vesting of share-based awards for employees who are terminated. These actions are consistent with the Company’s previously stated intention to derive operational synergies from the combined enterprise resulting from the Mergers. Through these initiatives, the Company seeks to streamline the organization and re-balance resources to better align with the Company’s priorities following the Mergers. The Company anticipates that most of these charges will be recognized in the Company’s first fiscal quarter of 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than historical facts, including statements regarding Ouster’s anticipated charges associated with the Restructuring Initiatives, including specific categories of costs and future cash expenditures, the timing of when such charges are expected to be recognized, and the benefits of the Restructuring Intiatives, are forward-looking statements.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expects, including but not limited to risks related to the Company’s limited operating history and history of losses; the Mergers may involve unexpected costs or liabilities; the effect of the Mergers on the ability of Ouster to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Ouster does business, or on Ouster’s operating results and business generally; challenges with the integration of the combined company; the outcome of any legal proceedings related to the Mergers; Ouster’s ability to manage growth; Ouster’s ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers’ industries; Ouster’s ability to recruit and retain key personnel; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company’s most recent Quarterly Report on Form 10-Q and as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this Current Report on Form 8-K. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: February 16, 2023	By:	/s/ Mark Weinswig
	Name:	Mark Weinswig
	Title:	Chief Financial Officer